FOR IMMEDIATE RELEASE


                                                     FOR INFORMATION CONTACT:
                                                             Daniel M. Clarke
                                                      Chief Financial Officer
                                                       Giga Information Group
                                                   139 Main Street, 5th Floor
                                                         Cambridge, MA  02138
                                                             1 (617) 949-4900
                                                        Fax: 1 (617) 949-4903
                                                          dclarke@gigaweb.com
                                                          -------------------



                         GIGA INFORMATION GROUP REPORTS
                              THIRD QUARTER RESULTS


CAMBRIDGE, Mass. (October 27, 1999) -- Giga Information Group, Inc. (NASDAQ:
GIGX) today announced that revenues for the third quarter ended September 30, 1999 increased 42 percent to $12.5 million from $8.8 million in the same period of 1998. Revenues from Continuous Information Services for the third quarter of 1999 increased 42 percent to $11.7 million from $8.2 million in the same period last year. The net loss for the third quarter of 1999 decreased to $4.4 million, or $0.44 per share, from $5.6 million, or $0.79 per share, in the third quarter of 1998.

Annualized Value* at September 30, 1999 was $51.8 million versus $38.3 million at September 30, 1998, representing a 35 percent increase year-over-year.

Revenues for the nine months ended September 30, 1999 increased 41 percent to $37.3 million from $26.4 million for the same period in 1998. The net loss for the nine months ended September 30, 1999 decreased to $14.2 million, or $1.42 per share, from $15.1 million, or $3.94 per share, for the first nine months of 1998.
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

Giga Information Group Reports Third Quarter Results                     2-2-2

"Giga reached some important milestones in the third quarter, including the 1,000 enterprise client mark and over 118,000 licensed users," said Robert K. Weiler, chairman, president and chief executive officer of Giga Information Group. "Since its inception, Giga has been dedicated to providing quality, practical research and advice on technology and e-Business, and our growth shows that the market is accepting our approach. Giga continues to invest in growth, moving to a new headquarters in August and expanding our analyst ranks by 44 percent during the past twelve months. This is truly an exciting time to have joined this company."

"What our numbers don't show is the work our analysts do to help our clients take advantage of the power of the Internet as a business tool," continued Weiler. "In the third quarter, Giga analysts produced over 1,200 research documents, fielded more than 4,000 client inquiries and spent more than 200 days consulting directly with clients to provide expert advice and counsel on how they can reach their e-Business potential. This translates to value for our clients."

ABOUT GIGA INFORMATION GROUP

Giga Information Group provides objective research, advice and continuous coaching on technology for e-Business. Giga's integrated suite of offerings helps clients make strategic decisions about the technologies, people and processes needed to excel in the new digital economy. Emphasizing close interaction between analysts and clients, Giga delivers support with the speed and scope necessary for e-Business.

Giga, founded by Gideon I. Gartner, began providing services in April 1996 and now has a global client base encompassing more than 1,000 organizations and over 118,000 licensed users, making it the fastest growing company in the IT advisory industry's history. Its enterprise clients include companies that use, sell and invest in technology.

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


Giga Information Group Reports Third Quarter Results                      3-3-3


Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. The Company's Web site can be accessed at http://www.gigaweb.com. The Company's logo with the name Giga Information Group is a registered trademark of Giga Information Group, Inc.

                                      # # #

*Giga defines Annualized Value as the cumulative annualized subscription value of its continuous information services contracts in effect at any given point in time.


*****************************************
Statements that are not historical fact may be considered forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Consequently, actual events or results may differ materially from those expressed or implied by those set forth in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company's ability to attract and retain highly skilled and experienced employees, ability to secure subscriptions to its services and to achieve and sustain high renewal rates, ability to effectively manage growth, ability to understand and anticipate market trends and develop and offer new products and services, significant competition from existing and new competitors, potential fluctuations in quarterly operating results, continued market acceptance and demand of Giga services, dependence on Internet infrastructure for access to GigaWeb and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.
*****************************************


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



GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
(IN THOUSANDS, EXCEPT SHARE AND                     QUARTER ENDED SEPTEMBER 30,              NINE MONTHS ENDED SEPTEMBER 30,
    PER SHARE DATA                               -----------------------------------------    -------------------------------------
                                                           (UNAUDITED)                %                 (UNAUDITED)            %
                                                     1999              1998         Change          1999           1998      Change
                                                 --------------   --------------- --------    -------------  ------------- --------
Revenues:
    Continuous Information Services                   $ 11,709           $ 8,235      42%         $ 32,878       $ 22,643      45%
    Other, principally events                              753               515      46%            4,414          3,771      17%
                                                 --------------   ---------------             -------------  -------------
        Total revenues                                  12,462             8,750      42%           37,292         26,414      41%
                                                 --------------   ---------------             -------------  -------------

COSTS AND EXPENSES:
    Cost of services                                     5,234             4,579      14%           18,646         14,272      31%
    Sales and marketing                                  8,146             6,739      21%           23,501         19,055      23%
    Research and development                               801               402      99%            1,452          1,040      40%
    General and administrative                           2,266             1,628      39%            6,508          4,727      38%
    Depreciation and amortization                          490               321      53%            1,309          1,120      17%
                                                 --------------   ---------------             -------------  -------------
        Total costs and expenses                        16,937            13,669      24%           51,416         40,214      28%
                                                 --------------   ---------------             -------------  -------------

LOSS FROM OPERATIONS                                    (4,475)           (4,919)     -9%          (14,124)       (13,800)      2%
                                                 --------------   ---------------             -------------  -------------

INTEREST INCOME                                            143               270     -47%              607            429      41%
INTEREST EXPENSE                                           (28)             (432)    -94%              (98)        (1,212)    -92%
FOREIGN EXCHANGE GAIN/(LOSS)                               (64)              195    -133%             (480)           245    -296%
                                                 --------------   ---------------             -------------  -------------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                (4,424)           (4,886)     -9%          (14,095)       (14,338)     -2%
INCOME TAX (BENEFIT)/CHARGE                                 10                36     -72%               62             36      72%
                                                 --------------   ---------------             -------------  -------------

    LOSS FROM CONTINUING OPERATIONS, BEFORE
    EXTRAORDINARY ITEM                                  (4,434)           (4,922)    -10%          (14,157)       (14,374)     -2%
                                                 --------------   ---------------             -------------  -------------

    EXTRAORDINARY ITEM, NET OF APPLICABLE                    -              (707)   -100%                -           (707)   -100%
    TAXES OF $0 (NOTE 1.)                        --------------   ---------------             -------------  -------------

NET LOSS                                              $ (4,434)         $ (5,629)    -21%        $ (14,157)     $ (15,081)     -6%
                                                 ==============   ===============             =============  =============

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

        NET LOSS                                       $ (0.44)          $ (0.79)    -44%          $ (1.42)       $ (3.94)    -64%
                                                 ==============   ===============             =============  =============

WEIGHTED AVERAGE NUMBER OF SHARES (NOTE 2.)         10,017,712         7,142,319                 9,987,621      3,824,978
                                                 ==============   ===============             =============  =============


GIGA INFORMATION GROUP, INC.

NOTES TO CONSOLIDATED OPERATING RESULTS

NOTE 1.   EXTRAORDINARY ITEM:

    $707,000 of accretion was accelerated from future periods due to repayment of notes on August 4, 1998. The accelerated accretion would have been recognized ratably over the six month period ending February 1, 1999 had the Company not completed its Initial Public Offering and retired the notes as contractually required.

NOTE 2.   COMPONENTS OF WEIGHTED AVERAGE COMMON SHARES:

                                                                        QUARTER ENDED                      NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                               --------------------------------      ----------------------------
                                                                     1998              1999                1998           1999
                                                               --------------   ---------------      -------------  -------------
Shares issued and outstanding at beginning of period               2,184,346        10,000,594          2,093,107      9,943,502
    3,000,000 shares issued from Initial Public Offering           2,021,739                 -            681,319              -
    4,686,784 shares issued from conversion of preferred stock     2,903,768                 -            978,559              -
    Shares issued from exercise of warrants                           29,739                 -             10,022         11,023
    Shares issued from exercise of stock options                       2,727            17,118             61,971         33,096
                                                               --------------   ---------------      -------------  -------------
        Total                                                      7,142,319        10,017,712          3,824,978      9,987,621
                                                               ==============   ===============      =============  =============



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


GIGA INFORMATION GROUP, INC.


CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS, EXCEPT SHARE DATA)                                              SEPTEMBER 30,              DECEMBER 31,
                                                                                   1999                       1998
                                                                             ------------------         -----------------

ASSETS
    Cash, cash equivalents and marketable securities                              $ 8,828                  $ 21,057
    Accounts receivable, net                                                       13,428                    15,017
    Total current assets                                                           30,524                    45,591
    Property and equipment, net                                                     5,624                     3,430
    Total assets                                                                   36,337                    49,213

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Deferred revenues                                                            $ 29,290                  $ 29,470
    Debt, current portion                                                             566                       461
    Total current liabilities                                                      40,178                    39,363
    Total liabilities                                                              40,178                    39,807
    Total stockholders' equity (deficit)                                           (3,841)                    9,406
    Total liabilities and stockholders' equity (deficit)                           36,337                    49,213

COMMON STOCK ISSUED AND OUTSTANDING                                            10,026,502                 9,943,502


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